Consent of Independent Registered Public Accounting Firm


The Board of Trustees and Shareholders
The AllianceBernstein Pooling Portfolios:

We consent to the use of our report, incorporated herein by reference, dated October 24, 2008, for AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation-Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio and AllianceBernstein Small-Mid Cap Growth Portfolio as of August 31, 2008, and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in the Prospectus and "GENERAL INFORMATION - Independent Registered Public Accounting Firm" and "FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


/s/ KPMG LLP


New York, New York
December 29, 2008